UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment Number 2

To

FORM S-1

REGISTRATION STATEMENT

Under the Securities Act of 1933

ARTESANIAS CORP.
(Exact name of registrant as specified in its charter)

Nevada	5960	46-4412037
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Monte Oscuro
16th Street, Rio Abajo
Panama, Republic de Panama
(+52) 33 8421-6969
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nascent Group, Inc.
1000 N. Green Valley Pkwy, #440-484
Henderson, NV 89074
(702) 879-8565
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Randall V. Brumbaugh, Esq.
417 W. Foothill Blvd., B-175
Glendora, CA 91741
(626) 335-7750

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

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If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act check the following box. [X]

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If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

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If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]

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CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Amount of Shares to be Registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	3,000,000	$0.015	$45,000	$5.80(1)

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

3,000,000 shares of common stock

$0.015 per share

Artesanias Corp. is offering on a best-efforts basis a minimum of 1,500,000 and up to 3,000,000 shares of common stock at a fixed offering price of $0.015 per share.  The shares are intended to be sold directly through the efforts of our sole officer and director.  The intended methods of communication include, without limitation, telephone and personal contact.  There is no escrow, trust or similar account in which your subscription will be deposited.  All subscription funds will be deposited into a separate bank account pending the achievement of the minimum offering.  The bank account is merely a separate, non-interest bearing account under our control where we will segregate your funds; therefore, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions.  As such, it is possible that a creditor could attach your subscription, which could preclude or delay the return of money to you.  If that happens, you will lose your investment even if we do not raise the minimum proceeds in this offering.  The funds will be maintained in the separate bank until we receive a minimum of $22,500, at which time we will remove those funds for use as set forth in the Use of Proceeds section of this prospectus.  However, the funds will not be utilized by us until such time as the offering terms and conditions have been met.  You will not have the right to withdraw your funds during the offering.  If the minimum offering is not achieved within 365 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  For more information, see “Plan of Distribution” on page 14.

We are considered a "shell company," as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and are subject to additional regulatory requirements as a result, including, but not limited to, the inability of our shareholders to sell our shares in reliance on Rule 144 promulgated pursuant to the Securities Act of 1933, as well as our inability to register our securities on Form S-8 (an abbreviated registration process).  This is our initial public offering, and no public market currently exists for our Shares. The securities being registered in this offering may not be liquid since they are not listed on any exchange or quoted in the OTC Bulletin Board, and a market for these securities may not develop. The offering price may not reflect the market price of our Shares after the offering. There is no minimum purchase requirement for prospective stockholders.

This investment involves a high degree of risk.  Our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in this prospectus.  You should purchase shares only if you can afford a complete loss of your investment.  See “Risk Factors” starting on page 7.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

Offered by the Company	Number of Shares	Offering Price	Underwriting Discounts & Commissions (See "Plan of Distribution" beginning on page 14)	Net Proceeds to the Company (1)
Per Share	1	$0.015	$0.00	$0.015
Minimum Offering	1,500,000	$22,500.00	$0.00	$15,500.00
Maximum Offering	3,000,000	$45,000.00	$0.00	$38,000.00

(1) After offering expenses, including, but not limited to, accounting and legal fees, transfer agent fees and edgarization costs, estimated to be $7,000.

This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the SEC becomes effective. This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such state. Resale transactions may not take place due to the absence of registration or applicable exemptions. Artesanias Corp. will not plan to use this offering prospectus before the effective date.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”) and, as such, will be subject to reduced public company reporting requirements.

The date of this Prospectus is  April ___, 2014

PROSPECTUS SUMMARY AND RISK FACTORS

You should read the following summary together with the entire prospectus, including the more detailed information in our financial statements and related notes appearing elsewhere in this prospectus.  You should carefully consider the matters discussed in “Risk Factors” beginning on page 7.

The Company

We were incorporated in the State of Nevada on December 31, 2013 as Artesanias Corp.  Our primary business objective is to distribute the arts and crafts of the indigenous tribes of Panama via the Internet.  All of the products we plan to sell will be hand-made by tribes-people to preserve cultural authenticity.  Our target customers are either: (a) collectors of authentic indigenous Panamanian hand made arts and crafts or (b) prior purchasers of Panamanian products looking for unique gifting ideas.

We are attempting to build Artesanias into a fully operational company. We currently have one employee, who is our sole officer and director, who expects to devote approximately 20 hours per week to the development of our business and operations. We are still in the development stage, have not published a website, and have no inventory to sell.  In order to do so and begin generating revenues, we must develop and publish our website.  We in the process of seeking and engaging a third party firm to develop our web site.  We expect to operate solely as an online business, whereby our proposed website will be the sole method through which we will realize sales and all of our marketing activities will be conducted via the Internet.  Thus, we believe this site is critical to reaching prospective customers and for generating awareness of our brand.  Unfortunately, at this time our website is only in the conceptual development stage.  Until we publish a website, we will be unable to generate brand awareness or effect sales.

Since our inception, we have not generated any revenues.  During the year ended December 31, 2013, we incurred a net loss of $600.  We expect to spend approximately $25,000 - $50,000 in the next 12 months of operations to execute our planned principal operations and continue as a going concern.  Unfortunately, there can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from operating activities will be adequate to maintain our business.  In consideration of the foregoing risks, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm’s report to the financial statements.

We are considered a "shell company," as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, and are subject to additional regulatory requirements as a result, including, but not limited to, the inability of our shareholders to sell our shares in reliance on Rule 144 promulgated pursuant to the Securities Act of 1933, as well as our inability to register our securities on Form S-8 (an abbreviated registration process).  Accordingly, investors should consider our shares to be significantly risky and illiquid investments.

We are not a “blank check” company, as that term is defined in Section 7(b)(3) of the Securities Act of 1933, as amended. We plan to sell arts and crafts hand-made by the Indigenous tribes of Panama. Artesanias has no present plans to be acquired or to merge with another company, nor do we, nor any of our shareholders, have plans to enter into a change of control or similar transaction.

As of the date of this prospectus, we have 3,000,000 shares of $0.001 par value common stock issued and outstanding.

Our address and telephone number are:

Monte Oscuro

16th Street, Rio Abajo

Panama, Republic de Panama

Telephone (+52) 33 8421-6969

Our fiscal year end is December 31.

The Offering

Artesania Corp. is offering, on a best-efforts, self-underwritten basis, a minimum of 1,500,000 and up to 3,000,000 shares of common stock at a price of $0.015 per share.  The shares are intended to be sold directly through the efforts of our sole officer and director.  The intended methods of communication include, without limitation, telephone and personal contact.

The proceeds from the sale of the shares by the Issuer in this offering will be payable directly to the company.  All subscription agreements and checks should be delivered to “Artesania Corp.”  Failure to do so will result in checks being returned to the investor who submitted the check.  There is no escrow, trust or similar account in which your subscription will be deposited.  All subscription funds will be deposited into a separate bank account, pending the achievement of the minimum offering.  The bank account is merely a separate non-interest bearing account under our control where we will segregate your funds.  You will not have the right to withdraw your funds during the offering.  You will only receive your funds back if we do not raise the minimum amount of the offering within 365 days.

The offering shall terminate on the earlier of (i) the date when the sale of a minimum of 1,500,000 shares is completed, (ii) upon the sale of the maximum 3,000,000 shares offered hereby or (iii) 365 days from the date of this prospectus if the minimum offering is not achieved.   There are a number of factors to consider with regard to when we will terminate the offering prior to achieving the maximum offering amount.  A primary consideration is our sole officer’s ability to focus on implementing and operating our proposed business as opposed to selling our stock offering.  As such, we may, in our sole discretion, terminate the offering upon achieving only the minimum offering amount to focus on the development of our proposed business.  In such event, we believe the net proceeds from a minimum offering would be sufficient to conduct our proposed operations for at least 12 months after the termination of the offering.   We will not extend the offering period beyond 365 days from the effective date of the prospectus.  If the minimum offering is not achieved within 365 days of the date of this prospectus, all subscription funds will be returned to investors promptly without interest or deduction of fees.  We will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers within 30 days after receiving the minimum amount of subscriptions and, thereafter, promptly following each subscription agreement received.  (See “Plan of Distribution”).

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.

We will apply the net proceeds from the offering to pay for website development, marketing, office supplies and equipment and general working capital.

The purchase of the common stock in this offering involves a high degree of risk.  The common stock offered in this prospectus is for investment purposes only and currently no market for our common stock exists.  Please refer to "Risk Factors" on page 7 and "Dilution" on page 14 before making an investment in our stock.

Our Transfer Agent is expected to be Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, Florida, Phone: (813) 344-4490.

Summary Financial Information

The summary financial data are derived from the historical financial statements of Artesanias Corp.  This summary financial data should be read in conjunction with "Management's Discussion and Plan of Operations" as well as the historical financial statements and the related notes thereto, included elsewhere in this prospectus.

Balance Sheet Data

December 31, 2013
ASSETS
Current assets
Cash	$-
Total current assets	-

Total assets	$-

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$600
Total current liabilities	600

Total liabilities	600

Stockholders’ equity
Common stock	3,000
Additional paid-in capital	17,000
Subscriptions receivable	(20,000)
Deficit accumulated during development stage	(600)
Total stockholders’ equity	(600)

Total liabilities and stockholders’ equity	$-

Statements of Operations Data

Inception
(December 31, 2013)
Through
December 31, 2013

Revenue	$-
Total expenses	600

Provision for income taxes	-

Net (loss)	$(600)

Risk Factors

Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means.  Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Investors may lose their entire investment if we are unable to continue as a going concern.

Artesanias Corp. was formed in December 2013.  We have not yet begun our planned principal operations and have no operational history on which you can evaluate our business and prospects.  We are a small company without guaranteed or recurring streams of revenues.  Our prospects must therefore be considered in light of the risks, uncertainties, expenses and difficulties frequently encountered by companies in their early stages of development and without significant operating history.  These risks include, without limitation, the absence of guaranteed long-term revenue streams, management that is inexperienced in managing a public company, a competitive market environment with numerous competitors and lack of brand recognition.  We cannot guarantee that we will be successful in establishing a profitable business selling hand-made arts and crafts or in accomplishing our objectives.  If our business fails, the investors in this offering may face a complete loss of their investment.

We may experience liquidity and solvency problems, which could impair our operations or force us out of business.

We have no long-term or contractual obligations with clients to provide for guaranteed future revenues.  Additionally, future expenditures may be higher than our management may anticipate and budget for, which could materially harm our business.  As such, we may experience liquidity and solvency problems.  Such liquidity and solvency problems may force us to go out of business if additional financing is not available.  We have no intention of liquidating.  In the event our cash resources are insufficient to continue operations, we intend to raise additional capital through offerings and sales of equity or debt securities.  In the event we are unable to raise sufficient funds, we will be forced to go out of business and will be forced to liquidate.  A possibility of such outcome presents a risk of complete loss of investment in our common stock.

Our independent accounting firm has expressed substantial doubt about our ability to continue as a going concern.

At April 30, 2013, we had not begun to generate revenue, had no certainty of earning revenues in the future, and had no cash on hand.  We expect to spend $30,000 in the next 12 months of operations to execute our planned principal operations and continue as a going concern.  These factors, among others, raise substantial doubt about our ability to continue as a going concern.  Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control.  These factors include general economic conditions, market acceptance of our future products and services and competitive efforts.  Due to these factors, we cannot anticipate with any degree of certainty what our revenues will be in future periods.  As such, our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern.  This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise.  You should consider our independent registered public accountant’s comments when determining if an investment in the Company is suitable.

Our sole officer and director does not experience in public company matters, which could impair our ability to comply with legal and regulatory requirements.

Our sole officer and director has no public company management experience or responsibilities.  This could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws including filing required reports and other information required on a timely basis.  There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations.  Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

Because our sole officer and director has no experience with e-commerce and online sales, we may not generate material sales and we face a high risk of failure.

Our sole officer and director has no experience operating an e-commerce business.  As such, there can be no assurance that we will be able to implement planned principal operations or generate any sales, and face a high risk of business failure.

Our sole officer and director is engaged in a business substantially similar to ours, which could result in conflicts of interest.

Jose Soto, our sole officer and director, produces and sells Panamanian crafts substantially similar in nature to those that Artesanias sells.  To the extent Mr. Soto continues to be participate in activities similar to ours or we purchase goods from Mr. Soto, we will face a conflict of interest.  Mr. Soto may face a conflict of interest in making any decision related to allocations of corporate opportunities.  We have not formulated a policy for the resolution of such conflicts.

The market for hand-made crafts is highly competitive, and we are in an unfavorable competitive position.

Our management anticipates competing, in general, with a large number of competitors, comprised of the artisans creating the products we plan to sell.  The market for these products is limited in geographic reach, has minimal barriers to entry, highly fragmented and competitive, and experiences wide pricing and availability fluctuations. There can be no assurance that we will be able to compete successfully against present or future competitors or that competitive pressures will not force us to cease our operations.

We may be unable to develop and maintain our website.

We are an internet-based business and we intend to contract developers to create and publish our website. Due to the current demand for skilled website developers and graphic designers, we may not be able to acquire suitable contractors, or they may not be available to us at an acceptable cost.  We will need to ensure that the candidates are qualified to develop a user-friendly online site.  If we are unable to acquire their services, we will not be able to complete the website and user-friendly interface, which is the most important aspect of our business development.  We cannot assure you that the services we seek to create will be successful or that they will be profitable, or if they are profitable, that they will provide an adequate return on capital expended.  If we are not successful in developing these new services, we will be unable to commence our planned operations.

Failure by us to respond to changes in consumer preferences could result in lack of sales revenues and may force us out of business.

Any change in the preferences of consumers or collectors interested in native Panamanian crafts that we fail to anticipate could reduce the demand for the products we intend to sell.  Decisions about our focus and the specific products we plan to sell often are made in advance of distribution, and thus, consumers acquiring them.  Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our products, excess inventories and lower profit margins.

We may be unable to obtain sufficient quantities of quality merchandise on acceptable commercial terms because we do not have long-term distribution and manufacturing agreements.

We have no current intention to manufacture or assemble any of the products we will sell.  We expect to rely solely on the artisans native to the Republic of Panama, who hand-make all goods and typically do not have any formal or legal organization overseeing their production.  As a result, the quality and quantity of goods produced may vary greatly and there can be no guarantee we will obtain sufficient quantities of high quality merchandise.  Additionally, there is no guarantee that we will be able to obtain any supply of these products at commercially viable prices.  Our business would be seriously harmed if we were unable to develop and maintain relationships with the artisans that allow us to obtain sufficient quantities of quality merchandise on acceptable terms.  Additionally, we may be unable to establish alternative sources of supply for products to ensure delivery of merchandise in a timely and efficient manner or on terms acceptable to us.  If we cannot obtain and stock products at acceptable prices and on a timely basis, we may lose sales.  Further, an increase in supply costs could cause our operating losses to increase beyond current expectations.

The Internet is subject to security and stability risks that could harm our proposed business and expose us to litigation or liability.

We plan to operate solely as an internet-based business and are therefore entirely dependent upon the security and stability of the Internet to be able to sell our handmade arts and crafts.  Online and mobile commerce and communications depend on the ability to transmit confidential information securely over private and public networks. Once we are operational, any compromise of our ability to transmit such information and data securely or reliably, and any costs associated with preventing or eliminating such problems, could harm our proposed business.

We may need to raise additional funds to pursue our growth strategy or continue our operations, and we may be unable to raise capital when needed.

From time to time, we may seek additional equity or debt financing to provide for the capital expenditures required to finance working capital requirements, develop our products and services or make acquisitions or other investments. In addition, if our business plans change, general economic, financial or political conditions in our markets change, or other circumstances arise that have a material effect on our cash flow, the anticipated cash needs of our business as well as our conclusions as to the adequacy of our available sources of capital could change significantly. Any of these events or circumstances could result in significant additional funding needs, requiring us to raise additional capital. We cannot predict the timing or amount of any such capital requirements at this time. If financing is not available on satisfactory terms, or at all, we may be unable to develop or expand our business at the rate desired and our results of operations may suffer.

We may lose our sole officer and director without an employment agreement.

Our proposed operations depend substantially on the skills and experience of our sole officer and director, Jose Soto.  We have no other full- or part-time employees besides this individual.  Furthermore, we do not maintain key man life insurance on our sole officer and director.  Without an employment contract, we may lose our officer and director to other pursuits without a sufficient warning and, consequently, go out of business.

Our sole officer and director is currently involved in other business opportunities and may face a conflict in selecting between our company and his other business interests, but has committed to devote approximately 20 hours per week to our operations.  In the event Mr. Soto is unavailable, we may experience periodic interruption in our business operations.  Such delays could have a significant negative effect on the success of the business.  We have not formulated a policy for the resolution of such conflicts.  If we were to lose the services of Mr. Soto to other pursuits without a sufficient warning we may, consequently, go out of business.

Our sole director and officer is located in a non-United States jurisdiction and so you may have limited effective recourse against our management for misconduct and may not be able to enforce judgments and civil liabilities against our directors, officers and agents.

Our sole director and officer, Mr. Soto, resides in Panama and any attempt to enforce liabilities upon such individual under the United States' securities and bankruptcy laws may be difficult. It may be difficult for courts in the United States to obtain jurisdiction over Mr. Soto and, as a result, it may be difficult or impossible for you to enforce judgements rendered against us or Mr. Soto in the United States' courts.  Thus, investing in us may pose a greater risk because should any situation arise in the future in which you have a cause of action against Mr. Soto or us, you may face potential difficulties in bringing lawsuits, or if successful, in collecting judgments against our sole officer and director or us.

Investors will have limited control over decision-making because Jose Soto, our sole officer and director, controls the majority of our issued and outstanding common stock.

Investors in this offering will have limited control over matters requiring approval by our security holders, including the election of directors.  In the event the maximum offering is attained, Jose Soto, our sole officer and director, will continue to own 50% of our outstanding common stock.  Assuming the minimum offering amount is sold Mr. Soto will retain approximately 67% of our outstanding common stock.  Such concentrated control may also make it difficult for our stockholders to execute or reject transactions which require stockholder approval.  This concentration of ownership limits the power to exercise control by the minority shareholders.

As a result of placing your invested funds into a separate corporate account as opposed to an escrow account, the funds are subject to attachment by creditors of the company, thereby subjecting you to a potential loss of the funds.

Because the funds are being placed in a separate corporate account during the entire offering period, rather than an escrow account, management will have immediate and direct access to the funds during the entire offering period. Thus creditors of the company could try to attach, and ultimately be successful in obtaining or attaching the funds before the offering closes. Investors would lose all or part of their investments, regardless of whether or not the offering closes.

U.S. investors may have difficulty enforcing judgments and civil liabilities against Artesanias.

Artesanias Corp. is organized in the United States, with its principal executive offices and corporate seat in Panama.  Our sole director and officer is a resident of jurisdictions outside the United States.  Additionally, we expect the majority of our assets and the assets of our sole officer are located outside the United States.  As a result, U.S. investors may find it difficult to effect service of process within the United States upon the company or our sole officer or to enforce outside the United States judgments obtained against the company or our sole officer in U.S. courts, including actions predicated upon the civil liability provisions of the U.S. federal securities laws.  Likewise, it may also be difficult for an investor to enforce in U.S. courts judgments obtained against the company or our sole officer in courts in jurisdictions outside the United States, including actions predicated upon the civil liability provisions of the U.S. federal securities laws.  It may also be difficult for a U.S. investor to bring an original action in a Panamanian court predicated upon the civil liability provisions of the U.S. federal securities laws against us or our sole director.

You may not be able to sell your shares in our company because there is no public market for our stock.

There is no public market for our common stock.  In the absence of being listed on a stock exchange or trading platform, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.

If our stock ever becomes tradable, of which we cannot guarantee success, the trading price of our common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  In addition, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to the operating performance, may affect the market price of our stock.

Investors may have difficulty liquidating their investment because our stock will be subject to penny stock regulation.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

We are currently considered a “shell company,” which limits the tradability of our shares.

We are, currently, considered a "shell company" within the meaning of Rule 12b-2 pursuant to the Securities Exchange Act of 1934 and Rule 405 pursuant to the Securities Act of 1933, in that we currently have nominal operations and nominal assets other than cash.  Accordingly, the ability of holders of our common stock to sell their shares may be limited by applicable regulations.  As a result of our classification as a shell company, our investors are not allowed to rely on the "safe harbor" provisions of Rule 144, promulgated pursuant to the Securities Act of 1933, so as not to be considered underwriters in connection with the sale of our securities until one year from the date that we cease to be a shell company.  Additionally, we may not register our securities on Form S-8 (an abbreviated form of registration statement).  We can provide no assurance or guarantee that we will cease to be a shell company and, accordingly, we can provide no assurance or guarantee that there will be a liquid market for our shares.  Resultantly, investors may not be able to sell their shares and may lose their entire investment.

All of our issued and outstanding common shares are restricted under Rule 144 of the Securities Act, as amended.  When the restriction on any or all of these shares is lifted, and the shares are sold in the open market, the price of our common stock could be adversely affected.

All of the presently issued and outstanding shares of common stock, aggregating 3,000,000 shares of common stock, are “restricted securities” as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available.  Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a six month holding period for such restricted securities may sell, within any three month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company’s outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale.  Sales of shares by our shareholders, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of our common stock in any market that might develop.

Investors may be unable to sell their shares without complying with “Blue Sky” regulations.

Each state has its own securities laws, also known as blue sky laws, which, in part, regulates both the offer and sale of securities.  In most instances, offers or sales of a security must be registered or exempt from registration under these blue sky laws of the state or states in which the security is offered and sold.  The laws and filing or notification requirements tend to vary between and among states. Investors should consult an attorney or a licensed investment professional prior to delving into blue sky laws.  Failure to comply with applicable securities regulations may lead to fines or imprisonment.

We are an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.”  These exemptions include

1.

Not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

2.

Reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

3.

Exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions.  If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.  As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years.  However, we would cease to qualify as an emerging growth company if we:

1.

Generate annual gross revenues of $1.0 billion or more in a fiscal year;

2.

Issue, during the previous three-year period, more than $1.0 billion in non-convertible debt; or

3.

Become a “large accelerated filer,” defined by the SEC as a company with a word-wide public float of its common equity of $700 million or more.

Even if we no longer qualify as an “emerging growth company”, we may still be subject to reduced reporting requirements so long as we are considered a “Smaller Reporting Company.”

Many of the exemptions available for emerging growth companies are also available to smaller reporting companies like us that have less than $75 million of worldwide common equity held by non-affiliates.  So, although we may no longer qualify as an emerging growth company, we may still be subject to reduced reporting requirements.

Until our common stock is registered under the Exchange Act, we will not be a fully reporting company.

We are not yet a registered company and will not be so until this S-1 is effective. Until then we will only be subject to the reporting requirements imposed by Section 15(d) of the Exchange Act which state that we will be required to file supplementary and periodic information, documents, and reports.  However, after effectiveness of this S-1 we intend to file Form 8-A registering a class of securities under Section 12, subjecting us to the full reporting requirements.

Until then, and as long as our common stock is not registered under the Exchange Act, we will not be subject to Section 14 of the Exchange Act, which, among other things, prohibits companies that have securities registered under the Exchange Act from soliciting proxies or consents from shareholders without furnishing to shareholders and filing with the SEC a proxy statement and form of proxy complying with the proxy rules.

In addition, so long as our common stock is not registered under the Exchange Act, our directors and executive officers and beneficial holders of 10% or more of our outstanding common stock will not be subject to Section 16 of the Exchange Act. Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than 10% of a registered class of equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of common shares and other equity securities, on Forms 3, 4 and 5 respectively. Such information about our directors, executive officers, and beneficial holders will only be available through this (and any subsequent) registration statement, and periodic reports we file thereafter.

Furthermore, so long as our common stock is not registered under the Exchange Act, our obligation to file reports under Section 15(d) of the Exchange Act will be automatically suspended if, on the first day of any fiscal year (other than a fiscal year in which a registration statement under the Securities Act has gone effective), we have fewer than 300 shareholders of record. This suspension is automatic and does not require any filing with the SEC. In such an event, we may cease providing periodic reports and current or periodic information, including operational and financial information, may not be available with respect to our results of operations.

Our common stock may not be transferable without meeting securities registration requirements or exemption therefrom.

We have not registered our securities in any jurisdiction and have not identified any exemptions from registration.  As a result, investors in our common stock may have difficulty selling their shares unless they are able to register their shares or find an exemption therefrom.  Furthermore, broker-dealers may be unwilling or unable to act on behalf of investors in our common stock unless or until the shares are registered, or an applicable exemption from registration is identified, in certain states in which our common stock may be offered or sold.

We have not paid any cash dividends and do not intend to pay any cash dividends for the foreseeable future.

We have never declared or paid any cash dividends on our common stock.  For the foreseeable future, we intend to reinvest any earnings in the development and expansion of our business, and do not anticipate paying any cash dividends on our common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.  Therefore, there can be no assurance that any dividends on the common stock will ever be paid.

Special note regarding forward-looking statements

This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management’s assumptions and beliefs based on information currently available.  We can give no assurance that the expectations indicated by such forward-looking statements will be realized.  If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our proposed services and the products we expect to market, our ability to establish a customer base, managements’ ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

There may be other risks and circumstances that management may be unable to predict.  When used in this prospectus, words such as, “believes,” “expects,” “intends,” “plans,” “anticipates,” “estimates” and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions.

Use of Proceeds

We are offering for sale to the public up to 3,000,000 shares of its common stock, the net proceeds of which will be retained by us.  Without realizing the minimum offering proceeds of $22,500, we will not be able to commence planned operations and implement our business plan.  If the minimum offering is not achieved within 365 days of the date of this prospectus, all subscription funds will be returned to investors and we will not receive any proceeds from the offering.

The table below lists intended uses of proceeds indicating the amount to be used for each purpose.  The timing of the use of proceeds will be in our sole discretion.

	Minimum		75% of Maximum		Maximum
	$	%	$	%	$	%
OFFERING PROCEEDS	22,500	100.00%	33,750	100.00%	45,000	100.00%

OFFERING EXPENSES(1)
Edgar filing fees	1,500	6.67%	1,500	4.44%	1,500	3.33%
Accounting and legal fees	3,500	15.56%	3,500	10.37%	3,500	7.78%
Transfer agent fees	2,000	8.89%	2,000	5.93%	2,000	4.44%
Total offering expenses	7,000	31.11%	7,000	20.74%	7,000	15.56%

Net proceeds from offering	15,500	68.89%	26,750	79.26%	38,000	84.44%

USE OF NET PROCEEDS
Accounting	3,000	13.33%	4,500	12.00%	4,500	9.00%
Legal & professional	0	0.00%	0	0.00%	0	0.00%
Website development	7,500	33.33%	7,500	22.22%	10,000	22.22%
Marketing & advertising	2,500	11.11%	12,500	37.04%	20,000	44.44%
Inventory	1,000	4.44%	1,000	2.96%	1,000	2.22%
Office equipment supplies	1,000	4.44%	1,000	2.96%	1,000	2.22%
Working capital	500	2.22%	1,750	5.19%	3,000	6.67%

Total use of net proceeds	15,500	100.00%	26,750	100.00%	38,000	100.00%

Determination of Offering Price

The offering price of the common stock of $0.015 per share has been arbitrarily determined and bears no relationship to any objective criterion of value.  The price does not bear any relationship to our assets, book value, historical earnings or net worth.  In determining the offering price, we considered such factors as the prospects, if any, for similar companies, our anticipated results of operations, our present financial resources and the likelihood of acceptance of this offering.  No valuation or appraisal has been prepared for our business.  We cannot assure you that a public market for our securities will develop and continue or that the securities will ever trade at a price higher than the offering price.

Dilution

Dilution" represents the difference between the offering price and the net book value per share of common stock immediately after completion of the offering.  "Net Book Value" is the amount that results from subtracting the total liabilities of the Company from total assets.  In this offering, the level of dilution is substantial as a result of the low book value of our issued and outstanding stock.  The following table illustrates the dilution to the purchasers of the shares in this offering:

	Assuming the sale of:
	Minimum Offering	75% of Maximum	Maximum Offering
Offering price per share	$0.015	$0.015	$0.015
Net tangible book value per share before offering	($0.0002)	($0.0002)	($0.0002)
Increase attributable to existing shareholders	$0.0035	$0.0052	$0.0064
Net tangible book value per share after offering	$0.0033	$0.0050	$0.0062
Per share dilution	$0.0117	$0.0100	$0.0088
Dilution %	77.93%	66.79%	58.44%

Plan of Distribution

There is no public market for our common stock.  Our common stock is currently held by one shareholder.  Therefore, the current and potential market for our common stock is limited and the liquidity of our shares may be severely limited.  To date, we have made no effort to obtain listing or quotation of our securities on a national stock exchange or association.  We have not identified or approached any broker/dealers with regard to assisting us to apply for such listing.  We are unable to estimate when we expect to undertake this endeavor.  In the absence of being listed, no market is available for investors in our common stock to sell their shares.  We cannot guarantee that a meaningful trading market will develop.

If the stock ever becomes tradable, the trading price of Artesanias Corp.’s common stock could be subject to wide fluctuations in response to various events or factors, many of which are beyond our control.  As a result, investors may be unable to sell their shares at or greater than the price at which they are being offered.

Artesanias Corp. is offering, on a best-efforts, self-underwritten basis, a minimum of 1,500,000 and up to 3,000,000 shares of common stock at a price of $0.015 per share.  The shares are intended to be sold directly through the efforts of Jose Soto, our sole officer and director.  The intended methods of communication include, without limitation, telephone and personal contact.  Potential investors include family, friends and acquaintances of Mr. Soto.  The intended methods of communication include, without limitation, telephone and personal contact.  In their endeavors to sell this offering, Mr. Soto does not intend to use any mass advertising methods such as the Internet or print media.

Funds received in connection with sales of our securities will be transmitted immediately into the separate bank account we have created until the minimum sales threshold is reached.  There can be no assurance that all, or any, of the shares will be sold.

Mr. Soto will not receive commissions for any sales he originates on our behalf.  We believe that Mr. Soto is exempt from registration as brokers under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934.  In particular, Mr. Soto:

1.

Is not subject to a statutory disqualification, as that term is defined in Section 3(a)39 of the Act, at the time of his participation; and

2.

Is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

Is not an associated person of a broker or dealer; and

4.

Meets the conditions of the following:

a.

Primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and

b.

Was not a broker or dealer, or associated person of a broker or dealer, within the preceding 12 months; and

c.

Did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of this section, except that for securities issued pursuant to rule 415 under the Securities Act of 1933, the 12 months shall begin with the last sale of any security included within one rule 415 registration.

Our sole officer and director may not purchase any securities in this offering.

Mr. Soto, our sole officer and director, has no prior experience in selling stock to potential investors.  There can be no assurance that all, or any, of the shares will be sold.  As of the date of this prospectus, we have not entered into any agreements or arrangements for the sale of the shares with any broker/dealer or sales agent.  However, if we were to enter into such arrangements, we will file a post effective amendment to disclose those arrangements because any broker/dealer participating in the offering would be acting as an underwriter and would have to be so named in the prospectus.

In order to comply with the applicable securities laws of certain states, the securities may not be offered or sold unless they have been registered or qualified for sale in such states or an exemption from such registration or qualification requirement is available and with which we have complied.  The purchasers in this offering and in any subsequent trading market must be residents of such states where the shares have been registered or qualified for sale or an exemption from such registration or qualification requirement is available.  As of the date of this prospectus, we expect to sell this offering in multiple states, including, but not limited to, Idaho, Oregon and Washington.

The proceeds from the sale of the shares in this offering will be payable to “Artesanias Corp.”  All subscription agreements and checks should be delivered directly to us.  Failure to do so will result in checks being returned to the investor who submitted the check.  There is no escrow, trust or similar account in which your subscription will be deposited.  All subscription funds will be deposited into a separate bank account, pending the achievement of the minimum offering.  The bank account is merely a separate non-interest bearing account under our control where we will segregate your funds.  You will not have the right to withdraw your funds during the offering.  You will only receive your funds back if we do not raise the minimum amount of the offering within 365 days.

Investors can purchase common stock in this offering by completing a Subscription Agreement (attached hereto as Exhibit 99(b)) and sending it together with payment in full to Arteanias Corp., Monte Oscuro, 16th Street, Rio Abajo, Panama, Republic de Panama.  All payments must be made in United States currency either by personal check, bank draft, or cashiers check.  There is no minimum subscription requirement.  An investors' failure to pay the full subscription amount will entitle us to disregard the investors' subscription. We reserve the right to either accept or reject any subscription.  Any subscription rejected within this 30-day period will be returned to the subscriber within five business days of the rejection date.  Furthermore, once a subscription agreement is accepted, it will be executed without reconfirmation to or from the subscriber.  Once we accept a subscription, the subscriber cannot withdraw it.

Description of Securities

Artesanias Corp.’s authorized capital stock consists of 200,000,000 shares of common stock and 100,000,000 shares of preferred stock, each having a $0.001 par value per share.

The holders of our common stock:

1.

Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

2.

Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

3.

Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

4.

Are entitled to one vote per share on all matters on which stockholders may vote.

In the opinion of our legal counsel, all shares of common stock which are the subject of this offering, when sold, will be fully paid for and non assessable.

The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the law of Nevada, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders.  Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights.  Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal.  For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders.  In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.  Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock.  The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks.  Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).  The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These heightened disclosure requirements may have the effect of reducing the number of broker/dealers willing to make a market in our shares, reducing the level of trading activity in any secondary market that may develop for our shares, and accordingly, customers in our securities may find it difficult to sell their securities, if at all.

Non-Cumulative Voting

Holders of shares of Artesanias Corp.'s capital stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of Artesanias Corp.'s directors.

Cash Dividends

As of the date of this prospectus, Artesanias Corp. has not paid any cash dividends to stockholders.  The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions.  It is the present intention of Artesanias Corp. not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Interest of Named Experts and Counsel

Legal Matters

The validity of the shares of common stock that we are registering hereby will be passed upon for us by Randall V. Brumbaug, Esq., Glendora, California, who holds no interest in our common stock and has not been hired on a contingent basis.

Experts

Seale and Beers, CPAs, independent registered public accounting firm, have audited our financial statements at December 31, 2013, as set forth in their report.  We have included our financial statements in this prospectus and elsewhere in the registration statement in reliance on Seale and Beers, CPA’s report, given on their authority as experts in accounting and auditing.

Description of Business

Business Development and Summary

Artesanias Corp. was incorporated in the State of Nevada on December 31, 2013, to distribute the indigenous arts and crafts of the Republic of Panama via the Internet.  We have initiated our development and start-up activities, but have yet to commence planned merchandising operations.   Our activities, to date, include but are not limited to: formation of our corporate entity, development of our proposed business model, obtaining seed financing from our founder and reserving an Internet domain for our website. As of December 31, 2013, we have generated no revenues.  During the period ended December 31, 2013, we incurred a net loss of $600.  As of December 31, 2013, we had $600 in total liabilities and no cash on hand.  Taking these facts into account, our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern in the independent registered public accounting firm’s report to the financial statements included in the annual report.  If our business fails, the investors in this offering may face a complete loss of their investment.  For a detailed “Management’s Discussion and Analysis” and “Plan of Operations,” please refer to 34.

Our mailing address is Monte Oscuro, 16th Street, Rio Abajo, Panama, Republic de Panama.

Our fiscal year end is December 31.

We are not a “blank check” company, as that term is defined in Section 7(b)(3) of the Securities Act of 1933, as amended.   We sell arts and crafts hand-made by the Indigenous tribes of Panama.  Artesanias has no present plans to be acquired or to merge with another company, nor do we, nor any of our shareholders, have plans to enter into a change of control or similar transaction.

Please see “Recent Sales of Unregistered Securities” on page 43 for our capitalization history.

Business of Issuer

Principal Products and Principal Markets

“Artesanias” translated from Spanish to English, means “handicrafts” or “craftsmanship,” according to the Oxford Dictionaries.  The Republic of Panama has a diverse and culturally rich indigenous population, who are fighting to preserve their tribal identities and culture in an increasingly industrialized and capitalist global economy.  To survive, many of the indigenous groups have adapted their traditional craftwork for sale to outsiders and travelers.  The sale of items such as woven baskets, stitched molas, tagua nut carvings and other tribal crafts helps retain indigenous ways and provides the communities with income for food, medicine, education and other necessities.

Our business objective is to distribute the indigenous arts and crafts of the Republic of Panama via the Internet.  We intend to specifically target purchasers who are either: (a) collectors of authentic indigenous Panamanian hand made arts and crafts or (b) prior purchasers of Panamanian products looking for unique gifting ideas.  We intend to primarily focus on the following examples of Panamanian crafts:

“Molas” are the traditional dress of the Kuna women and are typically colorful representations of the individual artist’s life.  Molas are handmade using a reverse applique technique, whereby several layers (the more layers, the more complex and, thereby, valuable) of colorful cloth are sewn together and cutting away parts of each layer forms the design.  The edges of the layers are then turned under and sewn down.  The finest molas have extremely fine stitching, although with age and wear some stitching becomes visible, and may take several months to complete.  Although there are many molas made specifically to sell to tourists, the finest craftsmanship can be found in molas that intended for a Kuna woman’s actual use.  Imperfections, wear and fading typically demonstrate authenticity.

Basket weaving is found in nearly every ancient and indigenous civilization and the Wounaan and Embera Indians are no different.  These Panamanian tribes have transformed their utilitarian items into an industry to support their families.  While traditional baskets often bear simple or no patterns, these tribes have adapted their craft to the tastes of foreigners and tourists by weaving colorful artwork and recognizable designs.  Despite the modernizing of the basket patterns, the material and methods used in basket construction remain distinctly regional.

In addition to crafting high quality baskets, the Wounaan and Embera peoples have developed a following for their tagua nut carvings.  The tagua is a nut that grows from the phytelephas genus of palms trees, occurring in the rainforests of Central and South America.  The trees produce nuts that eventually harden to resemble animal ivory, which is harvested and crafted into animal shapes, jewelry or everyday devices such as eating utensils.  Some artisans are experimenting with non-traditional techniques, shapes and designs.  Regardless of the end result of the cravings, each item sold supports the craftsman and his family.

Manufacturing

All of the products we plan to sell will be hand-made by third parties, specifically the artisans of tribes indigenous to the Republic of Panama.  At this time we have no manufacturing capability and do not intend to hire any employees to manufacture any goods exclusively for our benefit.  Jose  Soto, our sole officer and director, is himself a craftsman and produces and sells Panamanian crafts substantially similar in nature to those that Artesanias sells.  As such, there is a possibility that we may purchase inventory from Mr. Soto, although we have not made any such decision.   We are still in the development stage, and we do not have any saleable inventory and have not yet identified any specific products, manufacturers or suppliers.

Distribution Methods of the Products

Artesanias intends to operate solely as a web-based company, meaning materially all of our sales will be generated via the Internet.  We are currently focused on the design and publication of a web store that will serve as our store-front, through which we will market, sell and distribute all merchandise.

All website development will be provided by third-party web developers; we do not intend to perform any website development in-house.  We have allocated a portion of the proceeds from the offering contemplated in this prospectus toward engaging a web development firm.  To identify and reach potential customers, we intend to primarily utilize social media profiling.  For example, we plan to use Facebook’s marketing tools to identify and target specific demographic groups, based upon their penchant for merchandise similar to the Panamanian crafts we plan to offer.  Although we have reserved a domain at www.ArtesaniasCorp.com, we have not developed or published a website.  Unless and until we do so, we have no means with which to generate revenues.

Once we have established a viable ecommerce website, we will evaluate vendors and products to purchase for inventory.  All inventory will be stored in office space provided by our sole officer and director.  Upon receipt of customer purchase orders, we expect to use general parcel services as our distribution methods to fulfill those orders.  Such services include, without limitation, United Parcel Service, DHL and Federal Express.  Shipping fees and duties, if any, will be charged directly to customers prior to sending the items.

Industry Background and Competition

The market for traditional Panamanian arts and crafts is small and highly fragmented, with a large number of individual craftspeople selling their wares locally (in Panama).  Based solely upon the industry research and evaluation of our competitors conducted by our sole officer and director, it is the belief of our management that the sector in which we are seeking to establish a base of operations experiences wide fluctuations in prices, quality, consistency and availability.   Management believes that there exist minimal barriers to entry and cost competitiveness.  As a result, management believes. Artesanias can thrive by establishing deep purchasing relationships with the regional tribes and marketing the hand-crafted pieces across a broad geographic region.  Additionally, due to the financial instability of the majority of craftsmen, the company, assuming it raises the maximum amount sought in its registered public offering, will be able to sustain a mutually beneficial relationship with the craftspeople.

Government Regulation

We are a corporation formed in the United States and based in Panama. As an internet company, we plan to operate globally and will potentially be subject to various local and foreign laws governing businesses in general. Since we will be operating as a foreign entity in Panama, we will be required to register with the Panamanian government and obtain any necessary permits and/or licenses.

There are comparatively few laws or regulations specifically applicable to Internet businesses. Accordingly, the application of existing laws to Internet businesses, including ours, is unclear in many instances. There remains significant legal uncertainty in a variety of areas, including, but not limited to: user privacy, the positioning of sponsored listings on search results pages, defamation, taxation, and the regulation of content in various jurisdictions.

Compliance with federal laws relating to the Internet and Internet businesses may impose upon us significant costs and risks, or may subject us to liability if we do not successfully comply with their requirements, whether intentionally or unintentionally. Specific federal laws that impact our business include The Digital Millennium Copyright Act of 1998, The Communications Decency Act of 1996, The Children’s Online Privacy Protection Act of 1998 (including related Federal Trade Commission regulations), The Protect Our Children Act of 2008, and The Electronic Communications Privacy Act of 1986, among others. For example, the Digital Millennium Copyright Act, which is in part intended to reduce the liability of online service providers for listing or linking to third party websites that include materials that infringe the rights of others, was adopted by Congress in 1998. If we violate the Digital Millennium Copyright Act we could be exposed to costly and time-consuming copyright litigation.

There are a growing number of legislative proposals before Congress and various state legislatures regarding privacy issues related to the Internet generally. We are unable to determine if and when such legislation may be adopted. If certain proposals were to be adopted, our business could be harmed by increased expenses or lost revenue opportunities, and other unforeseen ways.

Number of total employees and number of full time employees

We rely exclusively on the services of our sole officer and director.  There are no other full- or part-time employees.  We believe that our operations are currently on a small scale that is manageable by this individual.  We do not anticipate hiring employees over the next 12 months.

Available Information

1.

Upon effectiveness of this Registration Statement, we expect to furnish our shareholders with audited annual financial reports certified by our independent accountants.

2.

Upon effectiveness of this Registration Statement, we intend to file periodic and current reports required by the Securities Exchange Act of 1934 with the Securities and Exchange Commission to maintain the fully reporting status.

3.

You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  Our SEC filings will be available on the SEC Internet site, located at http://www.sec.gov.

Description of Property

We use office space provided by Jose Soto, our sole officer and director, at no charge to us.  The total useable space measures approximately 45 square feet.  Although we believe our current facilities are sufficient, we may require additional office space in the next 12 months, although we cannot be assured that such additional space will be available on reasonable terms, if at all.  There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use.

Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income.  We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

Legal Proceedings

Our sole officer and director has not been convicted in a criminal proceeding, exclusive of traffic violations.

Our sole officer and director has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Our sole officer and director has not been convicted of violating a federal or state securities or commodities law.

There are no pending legal proceedings against us.

Neither our sole director and officer nor any consultant of Artesanias Corp. has had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information

As of the date of this prospectus, there is no public market in our common stock.  Our securities are not listed on any exchange, thus no market for our shares exists and there is no assurance that one will develop.  To date, no effort has been made to obtain listing on the OTC Bulletin Board or any national securities exchange or association.  We have not approached any broker/dealers with regard to assisting us to apply for such listing.

As of the date of this prospectus,

1.

There are no outstanding options of warrants to purchase, or other instruments convertible into, common equity of Artesanias Corp.;

2.

There are no shares of our common stock that could be sold pursuant to Rule 144 of the Securities Act;

3.

Other than the stock registered under this Registration Statement, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

Holders

As of the date of this prospectus, Artesansias Corp. has 3,000,000 shares of $0.001 par value common stock issued and outstanding held by one shareholder of record.  Our Transfer Agent is anticipated to be Globex Transfer, LLC, 780 Deltona Blvd., Suite 202, Deltona, Florida, Phone: (813) 344-4490.

Dividends

We have never declared or paid any cash dividends on our common stock.  For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and do not anticipate paying any cash dividends on our common stock.  Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects and other factors that the board of directors considers relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides the following information as of December 31, 2013, for equity compensation plans previously approved by security holders, as well as those not previously approved by security holders:

1.

The number of securities to be issued upon the exercise of outstanding options, warrants and rights;

2.

The weighted-average exercise price of the outstanding options, warrants and rights; and

3.

Other than securities to be issued upon the exercise of the outstanding options, warrants and rights, the number of securities remaining available for future issuance under the plan.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders	-	-	-

Equity compensation plans not approved by security holders	-	-	-

Total	-	-	-

Financial Statements

TABLE OF CONTENTS

PAGE

Audited Financial Statements for the period of December 31, 2013 (Inception) to December 31, 2013

Report of Independent Registered Public Accounting Firm	F1

Balance Sheet	F2

Statement of Operations	F3

Statement of Stockholders’ Deficit	F4

Statement of Cash Flows	F5

Notes to Financial Statements	F6

SEALE AND BEERS, CPAs

PCAOB & CPAB REGISTERED AUDITORS

www.sealebeers.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Artesanias Corp.

(A Development Stage Company)

We have audited the accompanying balance sheets of Artesanias Corp. (A Development Stage Company) as of December 31, 2013, and the related statements of income, stockholders' equity (deficit), and cash flows for each of the years in the period ended December 31, 2013, and since inception on December 31, 2013  through  December  31,  2013.  Artesanias  Corp's  management  is  responsible  for  these  financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company's  internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Artesanias Corp (A Development Stage Company) as of December 31, 2013, and the related statements of income, stockholders' equity (deficit), and cash flows for each of the years in the period ended December 31,2013, and since inception on December 31, 2013 through December 31, 2013, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 3 to the financial statements, the Company has no revenues, has negative working capital at December 31, 2013, has losses and negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern.  Management's  plans concerning these matters are also described in Note 3.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Seale and Beers, CPAs

Seale and Beers, CPAs

Las Vegas, Nevada

January 29, 2014

50S. Jones Blvd. Suite 201- Las Vegas. NV 89107 Phone: (888)727-8251 Fax: (888)782-2351

F1

Artesanias Corp.

(A Development Stage Company)

Balance Sheet

(Audited)

December 31, 2013
Assets

Current assets:
Cash and cash equivalents	$-
Total current assets	-

Total assets	$-

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable	$600
Total current liabilities	600

Total liabilities	600

Stockholders’ deficit
Preferred stock, $0.001 par value, 100,000,000 shares
authorized, no shares issued and outstanding as of
December 31, 2013	-
Common stock, $0.001 par value, 200,000,000 shares
authorized, 3,000,000 shares issued and outstanding as of
December 31, 2013	3,000
Additional paid-in capital	17,000
Subscriptions receivable	(20,000)
Deficit accumulated during development stage	(600)
Total stockholders’ deficit	(600)

Total liabilities and stockholders’ deficit	$-

The accompanying notes are an integral part of these financial statements.

F2

Artesanias Corp.

(A Development Stage Company)

Statement of Operations

(Audited)

		Inception
		(December 31, 2013)
	For the year ended	through
	December 31, 2013	December 31, 2013

Revenue	$-	$-

Expenses:
General and administrative expenses	600	600
Total expenses	600	600

Operating loss	(600)	(600)

Net loss	$(600)	$(600)

Net loss per share - basic	$(0.00)

Weighted average number of
common shares outstanding - basic	3,000,000

The accompanying notes are an integral part of these financial statements.

F3

Artesanias Corp.

(A Development Stage Company)

Statement of Stockholders’ Deficit

From Inception (December 31, 2013) to December 31, 2013

(Audited)

					Deficit
					Accumulated
			Additional		During	Total
	Common Stock		Paid-in	Subscriptions	Development	Stockholders’
	Shares	Amount	Capital	Receivable	Stage	Deficit

December 31, 2013
Founders shares
Issued for cash receivable
$0.007 per share	3,000,000	$3,000	$17,000	$(20,000)	$-	$-

Net loss	-	-	-	-	(600)	(600)

Balance, December 31, 2013	3,000,000	$3,000	$17,000	$(20,000)	$(600)	$(600)

The accompanying notes are an integral part of these financial statements.

F4

Artesanias Corp.

(A Development Stage Company)

Statement of Cash Flows

(Audited)

Inception
(December 31, 2013)
	For the year ended	through
	December 31, 2013	December 31, 2013
Operating activities
Net loss	$(600)	$(600)
Changes in operating assets and liabilities:
Increase in accounts payable	600	600
Net cash used in operating activities	-	-

Financing activities
Issuances of common stock	20,000	20,000
Stock receivable	(20,000)	(20,000)
Net cash provided by financing activities	-	-

Net increase (decrease) in cash	-	-
Cash - beginning	-	-
Cash - ending	$-	$-

Supplemental disclosures:
Interest paid	$-	$-
Income taxes paid	$-	$-

The accompanying notes are an integral part of these financial statements.

F5

Artesanias Corp.

(A Development Stage Company)

Notes to Financial Statements

Note 1 - History and organization of the company

The Company was organized December 31, 2013 (Date of Inception) under the laws of the State of Nevada, as Artesanias Corp.  The Company is authorized to issue up to 200,000,000 shares of its $0.001 par value common stock and up to 100,000,000 shares of its $0.001 par value preferred stock.

The business of the Company is to source and resell handmade arts and crafts from the indigenous Panamanian peoples via the Internet.  The Company has limited operations and in accordance with FASB ASC 915-10, “Development Stage Entities”, the Company is considered a development stage company.

Note 2 - Accounting policies and procedures

Basis of Presentation:

The financial statements present the balance sheets, statements of operations, stockholder’s equity and cash flows of the Company. The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Year end

The Company has adopted December 31 as its fiscal year end.

Use of estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits.  For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.  There were no cash equivalents as of December 31, 2013.

Fair value of financial instruments

The carrying amounts reflected in the balance sheets for cash, accounts payable and related party payables approximate the respective fair values due to the short maturities of these items. The Company does not hold any investments that are available-for-sale.

As required by the Fair Value Measurements and Disclosures Topic of the FASB ASC, fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability;

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

F6

Artesanias Corp.

(A Development Stage Company)

Notes to Financial Statements

Note 2 - Accounting policies and procedures (continued)

Revenue recognition

The Company’s revenue recognition policies are in compliance with FASB ASC 605-35 “Revenue Recognition”.  Revenue is recognized when a formal arrangement exists, the price is fixed or determinable, all obligations have been performed pursuant to the terms of the formal arrangement and collectability is reasonably assured.  The Company recognizes revenues on sales of its services, based on the terms of the customer agreement.  The customer agreement takes the form of either a contract or a customer purchase order and each provides information with respect to the service being sold and the sales price.  If the customer agreement does not have specific delivery or customer acceptance terms, revenue is recognized at the time the service is provided to the customer.

Advertising costs

The Company expenses all costs of advertising as incurred.  There were no advertising costs included in selling, general and administrative expenses at December 31, 2013.

General and administrative expenses

The significant components of general and administrative expenses consist of bank fees and license and permit fees.

Loss per share

Net loss per share is provided in accordance with FASB ASC 260-10, “Earnings per Share”.  Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period.  Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. The Company had no dilutive common stock equivalents, such as stock options or warrants as of December 31, 2013.

Dividends

The Company has not yet adopted any policy regarding payment of dividends.  No dividends have been paid or declared since inception.

Income Taxes

The Company follows FASB ASC 740-10, “Income Taxes” for recording the provision for income taxes.  Deferred tax assets and liabilities are computed based upon the difference between the financial statement and income tax basis of assets and liabilities using the enacted marginal tax rate applicable when the related asset or liability is expected to be realized or settled.  Deferred income tax expenses or benefits are based on the changes in the asset or liability each period.  If available evidence suggests that it is more likely than not that some portion or all of the deferred tax assets will not be realized, a valuation allowance is required to reduce the deferred tax assets to the amount that is more likely than not to be realized.  Future changes in such valuation allowance are included in the provision for deferred income taxes in the period of change.

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods.  Deferred taxes are classified as current or non-current, depending on the classification of assets and liabilities to which they relate.  Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse.

The Company applies a more-likely-than-not recognition threshold for all tax uncertainties. ASC Topic 740 only allows the recognition of those tax benefits that have a greater than fifty percent likelihood of being sustained upon examination by the taxing authorities. As of December 31, 2013, the Company reviewed its tax positions and determined there were no outstanding, or retroactive tax positions with less than a 50% likelihood of being sustained upon examination by the taxing authorities, therefore this standard has not had a material effect on the Company.

F7

Artesanias Corp.

(A Development Stage Company)

Notes to Financial Statements

Note 2 - Accounting policies and procedures (continued)

Income Taxes (continued)

The Company does not anticipate any significant changes to its total unrecognized tax benefits within the next 12 months.

The Company classifies tax-related penalties and net interest as income tax expense. As of December 31, 2013, no income tax expense has been incurred.

Contingencies

The Company is not currently a party to any pending or threatened legal proceedings.  Based on information currently available, management is not aware of any matters that would have a material adverse effect on the Company’s financial condition, results of operations or cash flows.

Recent pronouncements

The Company evaluated all recent accounting pronouncements issued and determined that the adoption of these pronouncements would not have a material effect on the financial position, results of operations or cash flows of the Company.

Note 3 - Going concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company had an accumulated deficit of $600 as of December 31, 2013. The ability of the Company to continue as a going concern is dependent on the Company obtaining adequate capital to fund operating losses until it becomes profitable. If the Company is unable to obtain adequate capital, it could be forced to cease operations.

In order to continue as a going concern, the Company will need, among other things, additional capital resources.  The Company is contemplating conducting an offering of its debt or equity securities to obtain additional operating capital.  The Company is dependent upon its ability, and will continue to attempt, to secure equity and/or debt financing.  There are no assurances that the Company will be successful and without sufficient financing it would be unlikely for the Company to continue as a going concern.

The ability of the Company to continue as a going concern is dependent upon its ability to successfully accomplish the plans described in the preceding paragraph and eventually secure other sources of financing and attain profitable operations. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

Note 4 - Income Taxes

For the years ended December 31, 2013, the Company incurred net operating losses and, accordingly, no provision for income taxes has been recorded.  In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets.  At December 31, 2013, the Company had approximately $600 of federal net operating losses, respectively.  The net operating loss carry forwards, if not utilized, will begin to expire in 2033. The provision for income taxes consisted of the following components for the year ended December 31:

F8

Artesanias Corp.

(A Development Stage Company)

Notes to Financial Statements

Note 4 - Income Taxes (continued)

The components of the Company’s deferred tax asset are as follows:

November 30, 2013
Deferred tax assets:
Net operating loss carry forwards	210
Valuation allowance	(210)
Total deferred tax assets	$ -

The valuation allowance for deferred tax assets as of December 31, 2013 was $210.  In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods in which those temporary differences become deductible.  Management considers the scheduled reversals of future deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment.  As a result, management determined it was more likely than not the deferred tax assets would not be realized as of December 31, 2013, and recorded a full valuation allowance.

Reconciliation between the statutory rate and the effective tax rate is as follows at December 31:

2013

Federal statutory tax rate	(35.0)%
Permanent difference and other	35.0%

Note 5 - Stockholders’ equity

The Company is authorized to issue up to 200,000,000 shares of its $0.001 par value common stock and up to 100,000,000 shares of its $0.001 par value preferred stock.

On December 31, 2013, the Company issued 3,000,000 shares of its $0.001 par value common stock as founders’ shares to an officer and director in exchange for a subscription receivable in the amount of $20,000.

As of December 31, 2013, there have been no other issuances of common stock.

Note 6 - Warrants and options

As of December 31, 2013, there were no warrants or options outstanding to acquire any additional shares of common stock.

Note 7 - Related Party Transactions

Office space and services are provided without charge by an officer and director of the Company.  Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein.

On December 31, 2013, the Company issued 3,000,000 shares of its $0.001 par value common stock as founders’ shares to an officer and director in exchange for a subscription receivable in the amount of $20,000.

F9

Artesanias Corp.

(A Development Stage Company)

Notes to Financial Statements

Note 8 - Subsequent Events

The Company’s Management has reviewed all material events through the date of this report in accordance with ASC 855-10, and there are no material subsequent events to report, except for the following:

On January 3, 2014, the founding shareholder of the Company provided cash in the amount of $20,000 in satisfaction of the stock receivable related to the December 31, 2013 purchase of 3,000,000 shares of the Company’s common stock.

F10

Management's Discussion and Plan of Operation

This section must be read in conjunction with the Audited Financial Statements included in this prospectus.

Results of Operation for the period December 31, 2013 (Inception) to December 31, 2013

Revenues

Artesanias Corp. was incorporated in the State of Nevada on December 31, 2013, with a focus on selling arts and crafts hand-made by the indigenous tribal peoples of the Republic of Panama.  We were only recently organized and have not yet begun to establish a base of operations upon which to drive revenues.  We have no supply of saleable inventory, no distribution methods and thus, have not generated any revenues since our inception.

Operating expenses

We incur various costs and expenses in the execution of our business. During the period ended December 31, 2013, total expenses were $600, which is solely attributable to $600 in general and administrative expenses related to incorporation fees with the State of Nevada.

Net loss

In the period ended December 31, 2013, we incurred a net loss of $600.  We expect to continue to incur ongoing losses until we at least establish a base of operations.

Liquidity and capital resources

As of December 31, 2013, we had $0 of cash on hand.  We currently have a $20,000 subscription receivable for stock issued to our sole officer, director and shareholder on December 31, 2013; for which we collected the cash on January 3, 2014.  Additionally, we are registering for sale up to 3,000,000 shares of our common stock at a price of $0.015 per share.  However, we do not have any means through which to generate revenues.  Thus, our management expects that we will experience net cash out-flows for at least the next 12 months, given the developmental nature of our business.  We anticipate available cash together with proceeds from this offering to permit us to sustain operations for at least the next 12 months.

Assuming we raise the maximum amount sought in our public offering and based upon projected expenditures and current capital resources, our management expects to experience average net cash-outflows of approximately $2,000 to $3,000 per month.  In the event we raise only the minimum offering amount sought in our public offering, our management expects to experience average net cash-outflows of approximately $1,000 to $1,500 per month.  Based upon these assessments, management believes we will be able to operate for at least the next 12 months.

Our management believes that in the event we require additional capital, we will be required to issue capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We cannot assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  As such, our principal accountants have expressed substantial doubt about our ability to continue as a going concern because we have limited operations and have not fully commenced planned principal operations.  If our business fails, our investors may face a complete loss of their investment.

No development related expenses have been or will be paid to our affiliates.

We currently do not own any significant plant or equipment that we would seek to sell in the near future.

Our management does not expect to incur research and development costs.

We have not paid for expenses on behalf of our directors.  Additionally, we believe that this fact shall not materially change.

We currently do not have any material contracts and or affiliations with third parties.

Plan of Operation

In order to meet our goal of sustainable operations through organic means, we have formulated a plan of action, as set forth herein.  We will not begin operations until we have closed this offering.  We intend to concentrate all of our efforts on raising as much capital as we can during this period.  During January 2014, we have obtained $20,000 from our founder.  We have allocated up to $7,000 of these funds toward formalizing our corporate structure and conducting a registered public offering of up to 3,000,000 shares of common stock at a price of $0.015 per share for gross proceeds of $45,000 to execute our business plan.  The balance of the initial capital provided by our founder will be retained as working capital to be used for any general corporate purposes we may deem necessary.

If or when our registered offering is deemed effective and we have raised at least the minimum offering amount, we will proceed with establishing a base of operations in what we have dubbed “Phase II.”  Our first order of business is to develop and publish a website to serve as our store-front and corporate identity.  Without an Internet presence, we will be unable to generate any revenues.  Therefore, we believe that developing a website is imperative in executing our proposed business.  We have budgeted up to $5,500 toward having a web developer publish our site. As of the date of this registration statement, we have not identified a web developer and have not begun any web development work.

We are an internet-based concern and, therefore, will be unable to sell any products until our website is published.  As such, we have no plans to begin purchasing inventory.  During Phase II our intention is to reach out to the artisans among the indigenous Panamanian tribes in an effort to locate and negotiate pricing for high-quality representations of their arts and crafts.  We do not expect this research to be of any material cost to the company.

In order to generate awareness of and drive traffic to our site, we anticipate hiring a marketing and advertising consultant, for which we have allocated up to $5,000.  We do not plan to expend any effort or funds toward marketing and advertising until after our website is published.

Assuming that the milestones set forth above are achieved on a timely basis, we hope to launch our website during the second quarter of 2014.  Management expects a successful Phase III implementation to lead the company to become a revenue-generating business.  It is during this phase that we plan to purchase up to $1,000 of initial inventory, which we believe is sufficient to stock a broad selection of Panamanian arts and crafts.

Phase III will also see a marked increase in advertising expense as attempt to generate sales.  We have budgeted to spend up to $15,000 on marketing and advertising expenses.  Our management also expects to refine and improve the site as operations warrant, up to an additional $4,500.  Our web strategy has not been developed and may be materially altered when actually implemented.  Any such strategy will be put into action as soon as possible.

Until an infusion of capital from this offering, we do not anticipate being able to commence Phase III of our Plan of Operation.  We believe that the funds allocated in the offering will assist us in generating revenues.  However, we have suffered start-up losses and there remain substantial barriers regarding our ability to continue as a going concern

All estimated costs described in the table, above, are those of management and actual, realized costs may vary significantly.  We cannot assure you that the budgeted expenses will not be materially greater than forecast.  If such costs are higher than predicted, we may be unable to achieve one or a number of our anticipated milestones.  Additionally, any delay in the process will set back all objectives not yet achieved.

If we do not generate sufficient cash flow to support our operations over the next 12 months, or if our overhead increases substantially, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern.  There are no formal or informal agreements to attain such financing.  We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms.  Without realization of additional capital, it would be unlikely for us to continue as a going concern.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Emerging Growth Company

The JOBS Act provides that, so long as a company qualifies as an “emerging growth company,” it will, among other things:

1.

Be exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that its independent registered public accounting firm provide an attestation report on the effectiveness of its internal control over financial reporting;

2.

Be exempt from the “say on pay” and “say on golden parachute” advisory vote requirements of the Dodd-Frank Wall Street Reform and Customer Protection Act (the “Dodd-Frank Act”), and certain disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer and be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934; and

3.

Instead provide a reduced level of disclosure concerning executive compensation and be exempt from any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotations or a supplement to the auditor’s report on the financial statements.

It should be noted that notwithstanding our status as an emerging growth company, we would be eligible for these exemptions as a result of our status as a “smaller reporting company” as defined by the Securities Exchange Act of 1934.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the extended transition period for complying with new or revised accounting standards.  As a result, our financial statements may not be comparable to those of companies that comply with public company effective dates.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure

None.

Directors, Executive Officers, Promoters and Control Persons

Directors are elected by the stockholders to a term of one year and serves until his or his successor is elected and qualified.  Officers are appointed by the Board of Directors to a term of one year and serves until his or his successor is duly elected and qualified, or until he or she is removed from office.  The Board of Directors has no nominating, auditing or compensation committees.

The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

Name	Age	Position	Period of Service

Jose Soto	30	President, Secretary, Treasurer and Director	2013-2014

Background of Directors, Executive Officers, Promoters and Control Persons

Jose Soto - Mr. Soto studied at I.T.P. Sin Fronteras and graduated with a Bachelor of Commerce with an emphasis on Computerized Accounting in 2009.  He is currently enrolled at the University of Panama and is a candidate for a Bachelor’s degree in Accounting.  Since 2008, Mr. Soto has been employed at Arrocha’s Warehouse as an Assistant Manager, where, among general managerial duties, he tracks merchandise and coordinates employees.  In his spare time Mr. Soto is an entrepreneur: he sells Panamanian crafts, which he either makes himself or purchases from other artisans, to companies in Panama City.

Promoters

Jose Soto is a founder and director, and, as such, is considered a promoter of our company.

Board Committees

We currently have no compensation committee or other board committee performing equivalent functions.  We currently have no plans to establish audit, compensation or nominating committees.

As defined in Item 407 of Regulation S-K, our sole director, Mr. Soto, is not considered an independent director.

Involvement on Certain Material Legal Proceedings During the Last Five Years

No petition under the Federal bankruptcy laws or any state insolvency law has ever been filed by or against, nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of our sole officer and director, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing.

Neither our sole officer and director nor any consultant has been convicted in a criminal proceeding, exclusive of traffic violations.

No bankruptcy petitions have been filed by or against any business or property of our sole director and officer nor has any bankruptcy petition been filed against a partnership or business association where these persons were general partners or executive officers.

Our sole director and officer has not been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

Our sole officer and director has never been convicted of violating a federal or state securities or commodities law.

Executive Compensation

The following table sets forth all compensation paid to our Principal Executive and Financial Officers for the period from December 31, 2013 (inception) to December 31, 2013:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compen-sation ($)	Non-qualified Deferred Compen-sation Earnings($)	All Other Compen-sation ($)	Total ($)

Jose Soto	2013	-	-	-	-	-	-	-	-
President

Employment Contracts and Officers’ Compensation

We do not have employment agreements.  Any future compensation to be paid will be determined by our Board of Directors, and an employment agreement will be executed.

Directors’ Compensation

Our directors are not entitled to receive compensation for services rendered to us, or for each meeting attended except for reimbursement of out-of-pocket expenses.  We have no formal or informal arrangements or agreements to compensate our directors for services they provide as directors of our company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership of our common stock by all persons known by us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group.  Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.

Title of	Name, Title and Address	Amount of	Percent of Class
Class	Of Beneficial Owner of	Beneficial	Before	Assuming	Assuming
	Shares	Ownership (1)	Offering	Minimum (2)	Maximum (3)

Common	Jose Soto, President (4)	3,000,000	100.0%	66.7%	50.0%

	All Directors and Officers	3,000,000	100.0%	66.7%	50.0%
	(1 persons)

Notes:

1.

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

2.

Assumes the sale of the minimum offering amount of shares being offered for sale: 1,500,000 shares.

3.

Assumes the sale of the maximum offering amount of shares being offered for sale: 3,000,000 shares.

4.

The address for our sole officer and director is: Monte Oscuro, 16th Street, Rio Abajo, Panama, Republic de Panama.

Stock Option Plan And Other Long-Term Incentive Plan

We currently do not have existing or proposed option/SAR grants.

Certain Relationships and Related Transactions

On December 31, 2013, we issued a total of 3,000,000 shares of $0.001 par value common stock to Jose Soto, founder and sole officer and sole director for a total amount of $20,000 in cash.

We use office space and services provided without charge by our sole officer.

Our sole officer and director, produces and sells Panamanian crafts substantially similar in nature to those that Artesanias sells.  To the extent Mr. Soto continues to be participate in activities similar to ours or we purchase goods from Mr. Soto, we will face a conflict of interest.  Mr. Soto may face a conflict of interest in making any decision related to allocations of corporate opportunities.  We have not formulated a policy for the resolution of such conflicts.

Disclosure of Commission Position of Indemnification for Securities Act Liabilities

Indemnification of Directors and Officers

Artesanias Corp.’s Articles of Incorporation, its Bylaws, and certain statutes provide for the indemnification of a present or former director or officer.  See Item 24 “Indemnification of Directors and Officers,” on 41.

The Securities and Exchange Commission's Policy on Indemnification

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Dealer Prospectus Delivery Obligation

Prior to the expiration of ninety days after the effective date of this registration statement or prior to the expiration of ninety days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

INFORMATION NOT REQUIRED IN PROSPECTUS

Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the sale of the common stock being registered.  Artesanias Corp. has agreed to pay all costs and expenses relating to the registration of its common stock.  All amounts are estimated.

EDGAR Conversion Fees	$1,500
Transfer Agent Fees	2,000
Accounting and Legal Fees	3,500
SEC Registration Fee	10
Total	$7,010

Indemnification of Directors and Officers.

Our Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer.  We indemnify any of our directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit.  Such indemnification shall include, expenses, including attorney’s fees actually or reasonably incurred by him.  Nevada law also provides for discretionary indemnification for each person who serves as or at our request as one of our officers or directors.  We may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of our directors or officers.  Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests.  In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

Pursuant to the provisions of Nevada Revised Statutes 78.751, the Corporation shall indemnify its directors, officers and employees as follows: Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the Corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.  The Corporation shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Recent Sales of Unregistered Securities.

On December 31, 2013, we sold 3,000,000 shares of our $0.001 par value common stock to Jose Soto, our founder and sole officer and director, in exchange for cash in the aggregate amount of $20,000.  This sale of stock did not involve any public offering, general advertising or solicitation.  At the time of the issuance, the purchaser had fair access to and was in possession of all available material information about our company.  Additionally, the purchaser represented his intent to acquire securities for his own account and not with a view to further distribute the shares.  The shares bear a restrictive transfer legend.  On the basis of these facts, we claim that the issuance of stock to our founding shareholder qualifies for the exemption from registration contained in Section 4(2) of the Securities Act of 1933, for transactions by an issuer, not involving a public offering.

Exhibits

Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws

a) Articles of Incorporation*
b) Bylaws*

5.	Opinion on Legality

Attorney Opinion Letter*

23.	Consent of Experts and Counsel

a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing*
b) Consent of Independent Registered Public Accounting Firm

99.	Subscription Agreement

* Incorporated by reference herein filed as exhibits to the Registration Statement on Form S-1 filed on February 4, 2014.

Undertakings

In this Registration Statement, we are including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430C under the Securities Act.

Based on the above-referenced facts and in compliance with the above-referenced rules, we include the following undertakings in this Registration Statement:

A.  The undersigned Registrant hereby undertakes:

(1)

To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of the Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the  Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

C.

For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

D.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(2)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(3)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(4)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Panama, Republic of Panama, on April 7, 2014.

ARTESANIAS CORP.
(Registrant)

By: /s/ Jose Soto
Jose Soto
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Jose Soto	President and CEO	April 7, 2014
Jose Soto

/s/ Jose Soto	Principal Financial Officer amd	April 7, 2014
Jose Soto	Principal Accounting Officer

/s/ Jose Soto	Director	April 7, 2014
Jose Soto

Exhibit Index

Exhibit Number	Name and/or Identification of Exhibit

3.	Articles of Incorporation & By-Laws

a) Articles of Incorporation*
b) Bylaws*

5.	Opinion on Legality

Attorney Opinion Letter*

23.	Consent of Experts and Counsel

a) Consent of Counsel, incorporated by reference to Exhibit 5 of this filing*
b) Consent of Independent Registered Public Accounting Firm

99.	Subscription Agreement

* Incorporated by reference herein filed as exhibits to the Registration Statement on Form S-1 filed on February 4, 2014.